UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2017

CORBUS PHARMACEUTICALS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37348	46-4348039
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

100 River Ridge Drive, Norwood, MA	02062
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 963-0100

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X]

Item 1.01 Entry into a Material Definitive Agreement.

On October 24, 2017, Corbus Pharmaceuticals Holdings, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Cantor Fitzgerald & Co. (the “Representative”), as representative to the several underwriters named therein (the “Underwriters”), relating to the offering, issuance and sale of 4,650,000 shares (the “Shares”) of the Company’s common stock, par value $0.0001 (the “Common Stock”), at a price to the public of $7.00 per share (the “Offering”). The net proceeds to the Company from the Offering are expected to be approximately $30.4 million, after deducting underwriting discounts and commissions and other estimated offering expenses payable by the Company. The Offering is expected to close on or about October 26, 2017, subject to customary closing conditions. Pursuant to the Underwriting Agreement, the Underwriters have a 30-day option to purchase up to 697,500 additional shares of Common Stock on the same terms as the Underwriters are purchasing the base number of shares.

The Offering is being made pursuant to the Company’s effective registration statement on Form S-3 (File No. 333-207936) previously filed with and declared effective by the Securities and Exchange Commission (the “SEC”) and a prospectus supplement and accompanying prospectus filed with the SEC.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

The foregoing description of the Underwriting Agreement is not complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to this report and is incorporated by reference herein. A copy of the opinion of Lowenstein Sandler LLP relating to the legality of the issuance and sale of Shares in the Offering is attached as Exhibit 5.1 to this report.

Item 1.02 Termination of Material Definitive Agreement.

On October 23, 2017, prior to the Offering, the Company provided notice of, and the Representative agreed to, its termination of the Controlled Equity OfferingSM Sales Agreement, dated as of November 23, 2016 (the “Sales Agreement”), by and between the Company and the Representative, as agent, effective immediately. As previously reported, pursuant to the terms of the Sales Agreement, the Company could offer and sell shares of its Common Stock having an aggregate offering price of up to $35 million from time to time through the Representative, as agent. From November 23, 2016 to March 31, 2017, the Company sold shares of its Common Stock pursuant to the Sales Agreement for aggregate gross proceeds of approximately $15.4 million. The Company did not make any sales pursuant to the Sales Agreement subsequent to March 31, 2017.

The foregoing description of the Sales Agreement is not complete and is qualified in its entirety by reference to the full text of the Sales Agreement, a copy of which was filed as Exhibit 1.1 to the Current Report on Form 8-K filed by the Company on November 28, 2016 and is incorporated by reference herein.

Item 7.01 Regulation FD Disclosure.

On October 23, 2017, the Company issued a press release regarding the launch of the Offering. On October 24, 2017, the Company issued a press release announcing that it had priced the Offering. Copies of the press releases are furnished hereto as Exhibits 99.1 and 99.2, respectively, to this Current Report and incorporated herein by reference.

Statements contained in this Current Report on Form 8-K regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may involve risks and uncertainties, such as statements related to the anticipated closing of the Offering and the amount of proceeds expected from the Offering. The risks and uncertainties involved include the Company’s ability to satisfy certain conditions to closing on a timely basis or at all, as well as other risks detailed from time to time in the Company’s SEC filings, including in its annual filing on Form 10-K filed with the SEC on March 8, 2017, the preliminary prospectus supplement filed with the SEC on October 23, 2017, and the final prospectus supplement to be filed with the SEC.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated October 24, 2017

5.1	Opinion of Lowenstein Sandler LLP

23.1	Consent of Lowenstein Sandler LLP (contained in Exhibit 5.1)

99.1	Press Release dated October 23, 2017

99.2	Press Release dated October 24, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORBUS PHARMACEUTICALS HOLDINGS, INC.

Dated: October 24, 2017	By:	/s/ Yuval Cohen
	Name:	Yuval Cohen
	Title:	Chief Executive Officer

Exhibit Index

Exhibit No.	Description

1.1	Underwriting Agreement, dated October 24, 2017

5.1	Opinion of Lowenstein Sandler LLP

23.1	Consent of Lowenstein Sandler LLP (contained in Exhibit 5.1)

99.1	Press Release dated October 23, 2017

99.2	Press Release dated October 24, 2017